SCHEDULE 14A INFORMATION
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                        Return on Investment Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

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[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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     2.   Aggregate number of securities to which transaction applies:

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     3.   Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.   Amount Previously Paid:

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

                                      ROI
                                  CORPORATION


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


To the Stockholders of Return On Investment Corporation:

Notice is hereby given that the Annual Meeting of Stockholders of Return On Investment Corporation (the "Company") will be held at the offices of the Company located at 1825 Barrett Lakes Boulevard, Suite 260, Kennesaw, Georgia 30144, on October 29, 2001, at 11:00 A.M. local time. The meeting is called for the following purposes:

     1.   To elect the Board of Directors.

     2. To ratify the appointment of BDO Seidman, LLP as independent public accountants for the fiscal year ended June 30, 2002.

     3. To consider and take action upon such other matters as may properly come before the meeting or any other adjournment of adjournments thereof.

The foregoing items of business are more fully described in the Proxy Statement which is attached and made a part hereof.

The close of business on September 28, 2001, has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting. The stock transfer books of the Company will not be closed.

All stockholders are cordially invited to attend the meeting. Whether or not you expect to attend the Annual Meeting in person, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD as promptly as possible, in the postage-prepaid envelope provided, to ensure your representation and the presence of a quorum at the Annual Meeting. If you receive more than one proxy card because your shares are held in various names or accounts, you should complete and return each proxy card. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.


                                        By Order of the Board of Directors

                                        Robert W. Spoharski, Secretary

Dated October 4, 2001

             1825 Barrett Lakes Blvd. Suite 260 o Kennesaw, GA 30144
            770-517-4750 o fax 770-517-4760 o www.roicorporation.com

                        RETURN ON INVESTMENT CORPORATION

                                  ------------

                                 PROXY STATEMENT

                                  ------------

     This Proxy Statement is furnished to stockholders of Return On Investment Corporation d/b/a ROI Corporation (the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting") and at any postponement or adjournment thereof. The Annual Meeting will be held at the Company's corporate office located at 1825 Barrett Lakes Boulevard, Suite 260, Kennesaw, Georgia 30144, on October 29, 2001, at 11:00 A. M. local time.

     The Annual Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The close of business on September 28, 2001, is the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting. This Proxy Statement and the Notice of Annual Meeting are being provided to stockholders beginning on or about October 5, 2001. The Company, a Delaware corporation, has its principal executive offices at 1825 Barrett Lakes Boulevard, Suite 260, Kennesaw, Georgia 30144.

SOLICITATION OF PROXIES AND REVOCABILITY

     The Company's Board of Directors is soliciting proxies. The cost of printing and distributing the Proxy Statement and Notice of Annual Meeting will be borne by the Company. Brokerage houses and nominees will be requested to supply lists of or forward the information materials to the beneficial owners.

     If you properly sign, return and do not revoke your proxy, the person named as proxy will vote your shares according to the instructions you have specified on the proxy card. If you sign and return your proxy card but do not specify how the person appointed as proxy is to vote your shares, your proxy will be voted FOR the election of the nominated directors, FOR ratification of BDO Seidman, LLP as our independent auditors and in accordance with the best judgment of the person appointed as proxy as to all other matters properly brought before the Annual Meeting. You can revoke your proxy by delivering to the Secretary of the Company, at the Company's address listed above, either a written revocation of your proxy or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

VOTING SECURITIES

     The Company presently has one class of capital stock outstanding: Common Stock, par value $.01 per share ("Common Stock"), with 100,000,000 shares authorized. As of September 28, 2001 (the "Record Date"), there were issued and outstanding 11,047,985 shares of Common Stock. Each share of Common Stock outstanding on the Record Date will be entitled to one vote on all matters presented properly at the Annual Meeting.

REQUIREMENTS FOR STOCKHOLDER APPROVAL

     A quorum will be present if a majority of the outstanding shares of Common Stock are present in person or by valid proxy. To be elected, a director must receive more votes than any other nominee for the same seat on the Board of Directors. As a result, if you withhold your vote as to one or more directors, it will have no effect on the outcome of the election unless you cast that vote for a competing nominee. If any nominee for election to the Board of Directors named in this Proxy Statement becomes unavailable for election for any reason, the proxy will be voted for a substitute nominee selected by the Board of Directors. In general, to approve any other matter presented for stockholder approval, the number of shares voted in favor of the proposal must exceed the number of shares voted against the proposal, provided a quorum is present.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

     Three directors are nominated for election at the Annual Meeting. Those elected will serve a term of one year that will expire at the next Annual Meeting of Stockholders and upon the election and qualification of their successors. Unless otherwise instructed, the proxy holder will vote the proxies he receives for the three nominees of the Board of Directors named below.

Information about the director nominees is furnished below.

Name                                       Age     Position
----                                       ---     --------
Charles A. McRoberts................        51     Chairman of the Board
John W. McRoberts...................        48     Director
Charles Pecchio, Jr.................        54     President, Chief Executive
                                                   Officer, and Director

     CHARLES A. MCROBERTS (brother of John W. McRoberts) serves as Chairman of the Board of ROI and functions in the role of Alliances Manager, responsible for establishing and maintaining strategic alliances with consultants, referral partners, and resellers. He served as Chairman of the Board of Results Oriented Integration Corporation from 1996 until its reverse merger in August 2000. He previously was President and CEO of Mastiff Systems, a company that marketed and serviced security systems. Mr. McRoberts joined Mastiff in 1982 and served as President and CEO from 1987 until the sale of the company in 1996. Prior to joining Mastiff, Mr. McRoberts was Branch Manager of Wells Fargo Alarm Services. Mr. McRoberts was a Second Lieutenant in the U. S. Army at Fort Benning, Georgia. He managed a military police platoon and was Officer in Charge of the Narcotic and Drug Detection Squad.

     JOHN W. MCROBERTS (brother of Charles A. McRoberts) serves as a director. He served as a director of Results Oriented Integration Corporation from 1996 until its reverse merger in August 2000. Since December 2000, he has been the Managing Member of Cannongate Partners LLC, a private equity firm. Since 1999 he has served as Managing Member of Foresite Towers LLC. He was a co-founder, and served as President and Chief Executive Officer of Capstone Capital Corporation, a NYSE listed real estate investment trust, from 1993 to 1998, when Capstone was acquired by Healthcare Realty Trust for $900 million. Prior to that, Mr. McRoberts was a senior officer of AmSouth Bank of Alabama (formerly AmSouth Bank N.A.), where he was employed from 1977 to 1993.

     CHARLES PECCHIO, JR., is our President and Chief Executive Officer and a director. He served as a director of Results Oriented Integration Corporation from 1996 until its reverse merger in August 2000. Since 1993, he has provided consulting services related to mergers and acquisitions to Atlanta area companies and has served as a director of Hoffman & Co, Inc., an engineering firm. From 1988 to 1992, he served as a director of Spiro International SA, a Swiss public company, and as an officer and director of several affiliated companies in the U.S., the U.K, Germany, France, and Switzerland. Mr. Pecchio was a co-founder, and served as President and CEO of International Management Group, Ltd. (IMG), a venture management company, from 1985 until its sale to Spiro in 1988. He negotiated the acquisition by IMG of Honest Face Systems, Inc., a check guaranty and financial transaction processing company, from Telecredit (now Equifax). He served as President and CEO of Honest Face from 1986 to 1988 and negotiated its sale to Comdata Holdings Corporation (now a subsidiary of Ceridian Corporation). Mr. Pecchio's previous experience includes financial, sales, and management positions with IBM Corporation, General Computer Corp., TeleVideo Systems, and NEC Information Systems.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED ABOVE.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During fiscal 2001, the Board met four times. The Board has established seven committees composed of directors, employees and outside advisors: the Audit Committee, the Compensation Committee, the Human Resources Committee, the Marketing Committee, the Nominating Committee, the Stock Option Committee, and the Technology Committee. Although there are no formal procedures for stockholders to recommend nominations for the Board, the Nominating Committee will consider stockholder recommendations. Such recommendations should be addressed to the Company's Secretary, at our principal executive offices.

     The Audit Committee was formed in May 2001 and held one meeting in fiscal 2001. The Audit Committee consists of Guy R. Wilcox (Chief Financial Officer), John W. McRoberts (Director), and Timothy R. Minster (outside advisor). The Audit Committee recommends to the Board of Directors the independent public accountants to be selected to audit the Company's annual financial statements and approves any special assignments given to such accountants. The Audit Committee also reviews the planned scope of the annual audit, any changes in accounting principles and the effectiveness and efficiency of our internal accounting staff.

     The Compensation Committee was formed in August 2001 and held no meetings in fiscal 2001. The Compensation Committee includes John W. McRoberts (Director), LaWanda S. Moore (employee), and Sharon W. Penn (outside advisor). The Compensation Committee has the authority to review all compensation matters relating to the Company. If a member of the Compensation Committee is an employee of the Company, when his or her compensation is being reviewed, he or she is not permitted to be present or to participate.

     The Human Resources Committee includes Barry E. Flink (outside advisor), LaWanda S. Moore (employee), Sharon W. Penn (outside advisor) and Catherine Rager (outside advisor). The Human Resources Committee was created to guide the organization in effective employee recruitment, motivation, and retention practices while maintaining a legally compliant working environment.

     The Marketing Committee consists of Linda Gray Pecchio  (employee),  Miriam
K. McDonald (employee), Frederick P. Lutz (consultant), James Pollack (outside advisor) and Chris Coleman (outside advisor). Focusing on strategic market plans for the individual business units, the Marketing Committee helps insure that ROI continues to maintain and expand our overall corporate branding/image and market share.

     The Nominating Committee was formed in February 2001. All of our Directors serve on the Nominating Committee, which is responsible for evaluating and recommending candidates for our Board of Directors. Although there are no formal procedures for stockholders to recommend nominations for the Board, the Nominating Committee will consider stockholder recommendations. Such recommendations should be addressed to the Company's Secretary, at our principal executive offices.

     All of the directors presently serve on the Stock Option Committee. The Stock Option Committee has full power and authority to interpret the provisions of and supervise the administration of the Company's 2000 Stock Option Plan.

     The Technology Committee is still in the development stage and we are in the process of evaluating several candidates to serve on this committee.

     The Board of Directors may from time to time establish other committees to address certain aspects of our Company's business.

DIRECTOR AND OUTSIDE ADVISOR COMPENSATION

     None of our directors or committee members receives additional monetary compensation for serving on the Board of Directors or on a committee. Outside advisors are granted stock options to purchase shares of our common stock. Outside advisors that serve as committee chairpersons receive 7,000 options, while those who serve as committee members receive 5,000 options. The exercise price of the options is equal to the fair market value of our common stock on the date of grant. The options vest on the two-year anniversary of the grant date and expire five years from the date of grant.

EXECUTIVE COMPENSATION

     The following summary compensation table sets forth the compensation earned by certain executive officers serving at the end of fiscal 2001. None of our other executive officers who served in fiscal 2001 earned $100,000 in aggregate salary plus bonus for that year.

                           Summary Compensation Table

--------------------------------------------------------------------------------------------

                                          Fiscal                                 All Other
       Name and Principal Position         Year       Salary      Bonus (1)     Compensation
       ---------------------------         ----       ------      ---------     ------------
--------------------------------------------------------------------------------------------
Charles Pecchio, Jr.                       2001       $ 85,000     $113,997           -
Chief Executive Officer and President      2000       $ 80,000     $ 94,376           -
                                           1999       $ 68,678     $ 48,512           -
--------------------------------------------------------------------------------------------
Charles A. McRoberts                       2001       $ 60,000     $ 27,639           -
Chairman of the Board                      2000       $ 17,186     $  8,000           -
                                           1999       $ 24,000     $  7,000           -
--------------------------------------------------------------------------------------------

     (1)  Includes sales commissions

EMPLOYMENT   AGREEMENTS,   TERMINATION  OF  EMPLOYMENT   AND   CHANGE-IN-CONTROL
ARRANGEMENTS

     Under the Employment Agreement between the Company and Charles Pecchio, Jr., dated August 10, 2000, the Company has agreed to pay Mr. Pecchio an annual base salary of $85,000, commissions, and a performance bonus as determined by the Board of Directors of the Company, in its sole discretion. If Mr. Pecchio's employment is terminated for any reason, Mr. Pecchio has agreed that, for one
(1) year after such termination, he will not directly or indirectly solicit or divert business from the Company or assist any business in attempting to do so or solicit or hire any person who was an employee of the Company during the term of his Employment Agreement or assist any business in attempting to do so.

     Under the Termination Agreement between the Company and Glenn E. Cohen, dated as of August 10, 2000, and the related Services Agreement, the Company granted Mr. Cohen 37,500 shares of restricted common stock with piggyback registration rights in exchange for the termination of his Employment Agreement. Under the terms of the Services Agreement, Mr. Cohen will be paid $2,000 per month for consulting services for a period of thirty-six (36) months.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of September 28, 2001 with respect to beneficial ownership of shares by (i) each person known to the Company to be the beneficial owner of 5% of the outstanding common stock, (ii) each of the Company's directors, (iii) the executive officers of the Company named in the Summary Compensation Table (the "named executives") and (iv) all current directors and officers as a group. Unless otherwise indicated the address for each person listed in the address of the Company.

     Stock ownership information has been furnished to the Company by the named person. Beneficial ownership as reported in this section was determined in accordance with Securities and Exchange Commission regulations and includes shares as to which a person possesses sole or shared voting and/or investment power. Except as otherwise stated in the footnotes below, the named persons have sole voting and investment power with regard to the shares shown as beneficially owned by such persons.

                                                          Common Stock
Name of Beneficial Owner/Relationship to Company         No. of Shares     Percent of Class
------------------------------------------------         -------------     ----------------
Network Commerce Inc./None(1).........................      833,333              7.5%
Charles A. McRoberts/Chairman of the Board............   2,449,867 (2)          22.2%
John W. McRoberts/Director............................   1,414,740 (3)          12.8%
Charles Pecchio, Jr./President, CEO, Director.........   2,003,031 (4)          18.1%

All current Directors as a group (3 persons)..........     5,867,638            53.1%

-----------------

     (1) The address of Network Commerce is 411 First Avenue South, Suite 200 N, Seattle, Washington 98104. A proxy for voting these shares has been granted to the Company's Chairman through October 31, 2001. In accordance with the GO Software merger agreement, there exist certain put and call provisions which expire 18 months subsequent to the May 14, 2001 closing date. The put provision states that Network Commerce may elect to sell back to us any or all of the shares of common stock it holds in the event that the stock price, at any given time, is less than 67% of the market value of the stock as of the closing date, which was $3.00 per share. The call provision states that we may elect to repurchase the shares issued to Network Commerce if the stock price has exceeded 133% of the market value of the stock as of the closing date.
     (2) Includes 6,000 shares of common stock held by his spouse, 12,200 shares of common stock held by his minor children, and 1,553,485 shares held in escrow that can be voted but not sold until either the Company is acquired or certain milestones are achieved.
     (3) Includes 60,000 shares of common stock held by his spouse, 8,000 shares of common stock held by his minor children, and 941,412 shares held in escrow that can be voted but not sold until either the Company is acquired or certain milestones are achieved.
     (4) Includes 11,211 shares of common stock held by his spouse and 1,271,033 shares held in escrow that can be voted but not sold until either the Company is acquired or certain milestones are achieved.

                                 PROPOSAL NO. 2

        RATIFICATION AND APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected BDO Seidman, LLP, independent auditors, to audit the financial statements of the Company for fiscal 2002 and recommends that the stockholders ratify such selection. Unless otherwise instructed, the proxy holder will vote the proxies he receives for the ratification of BDO Seidman, LLP as the independent auditors for 2002. Representatives of BDO Seidman, LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     BDO Seidman, LLP billed us an aggregate of $146,505 for professional services and expenses rendered for the audit of our annual financial statements for the most recent fiscal year and the reviews of the financial statements included in our Forms 10-QSB for that fiscal year and a total of $111,899 for other services and expenses during fiscal 2001, primarily related to mergers and acquisitions and SEC filings.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF BDO SEIDMAN, LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 2002.

OTHER MATTERS

     The Company knows of no other to be submitted to the meeting. However, if any other matters properly should come before the meeting, it is intended that Stockholders will vote in their discretion on any such matters with the judgment of the persons voting such proxies.

                                        THE BOARD OF DIRECTORS

Dated:  October 4, 2001